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                                                                   EXHIBIT 10.29

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DISTRICT COURT, CITY AND COUNTY OF DENVER,
COLORADO
1437 Bannock Street
Denver, Colorado  80202

PLAINTIFF:  Douglas W. Heins, on behalf of himself
and all others similarly situated                              Case No.:  01CV26

DEFENDANTS:  Metretek Technologies, Inc., et al.               Courtroom 2
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STIPULATION OF SETTLEMENT


     This Stipulation of Settlement (the "Stipulation"), dated as of March 26, 2003, is made and entered into by and among the following parties (as defined further in Section V (1) hereof) to the above-entitled Litigation:
     (i) the Plaintiff (in his representative capacity on behalf of himself and the Class) by and through his counsel of record in the Litigation; and (ii) the "Settling Defendants" by and through their counsel of record in the Litigation. The Stipulation is intended by the Settling Parties to fully, finally and forever resolve, discharge and settle the Released Claims (as defined herein), upon and subject to the terms and conditions set out in this joint Stipulation of Settlement. This settlement is contingent upon resolution of an Interpleader Action to be filed by or against the Settling Defendants' insurance company and the payment of a minimum amount of Insurance Proceeds into the Settlement Fund as provided herein.

I.   THE LITIGATION

         This lawsuit (referred to in this Stipulation as "the Class Action" or "the Litigation") was filed in the District Court for the City and County of Denver, Colorado on January 3, 2001. The Class Action generally alleges that the Settling Defendants and others engaged in violations of the Colorado Securities Act in connection with the selling of units in Marcum Midstream 1997-1 Business Trust (hereinafter "Trust").

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II.  PRETRIAL PROCEEDINGS AND DISCOVERY IN THE LITIGATION

         Class Counsel has conducted extensive research and investigation during the prosecution of the Litigation. This discovery and investigation has included, inter alia, (i) inspection of hundreds of pages of documents produced by the Settling Defendants, available public records, and documents voluntarily provided by numerous cooperating class members; (ii) review of hundreds of pages of the PPM and its supplements; (iii) review of a previously filed federal lawsuit and arbitration relating to the Amoco Contract that is also at issue in this case, (iv) exhaustive pre-filing investigation of the claims and counts set out in the original complaint and proposed amended complaint, (v) retention of a private investigator to search for assets to satisfy a judgment or evaluate the settlement offer, (vi) an investigation of the tariffs and regulations governing the transmission of natural gas liquids, and (vii) extensive research of the applicable law with respect to the claims asserted in the Complaint and the potential defenses thereto.

         Class Counsel also filed and prevailed on a motion for class certification, filed a motion for partial summary judgment that is currently pending, opposed the Defendants' various motions to dismiss, and opposed the Settling Defendants motion for partial summary judgment regarding collateral estoppel. Class Counsel also defended the deposition of the class representative and participated in the deposition of the primary broker-dealer. Class Counsel have also served detailed discovery on the Defendants including interrogatories, request for production of documents and request for admissions. Class Counsel also drafted a proposed Second Amendment to their Complaint that has been provided to the Metretek Defendants in order to demonstrate the "road ahead" in the event there was not a settlement.

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III. SETTLING DEFENDANTS' STATEMENT

         The Settling Defendants have denied and continue to deny each and all of the claims and contentions alleged by the Representative Plaintiff on behalf of the Class. The Settling Defendants also have denied and continue to deny, inter alia, the allegations that the Representative Plaintiff or the Class has suffered damage. The Settling Defendants have concluded that the further conduct of the Litigation concerning the Released Claims would be protracted and expensive, and they also have taken into account the uncertainty and risks inherent in any litigation, especially in complex cases like this Litigation. Therefore, the Settling Defendants have determined that it is desirable and beneficial to them that the Litigation concerning the Released Claims be fully and finally settled as to them in the manner and upon the terms and conditions set forth in this Stipulation.

         The Settling Defendants have asserted cross claims in the Litigation for fraud, negligent misrepresentation, breach of contract, breach of fiduciary duty, civil conspiracy, contribution and contractual indemnification against Jeff Farstad and his companies, Farstad Oil, Inc. and Farstad Gas and Oil, LLC. The Settling Defendants intend to continue to pursue their claims against these Farstad defendants.

IV. CLAIMS OF THE REPRESENTATIVE PLAINTIFF AND BENEFITS OF SETTLEMENT

         The Representative Plaintiff believes that the claims asserted in the Litigation have merit and that the evidence developed to date in the Litigation supports the claims asserted. However, Class Counsel and the Representative Plaintiff recognize and acknowledge the expense and length of continued proceedings necessary to prosecute the Litigation against the Settling Defendants through trial and through appeals. Counsel for the Representative Plaintiff also have

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taken into account the uncertainty and risks inherent in any litigation, especially in complex cases like this Litigation, and they believe that the settlement set forth in the Stipulation confers substantial benefits upon the Class and each of the Class Members. Based on their evaluation, Class Counsel and the Representative Plaintiff have determined that the settlement set forth in the Stipulation is in the best interests of the Class and each of the Class Members.

V. TERMS OF STIPULATION AND AGREEMENT OF SETTLEMENT

         NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED by and among the Representative Plaintiff (for himself and the Class), and the Settling Defendants, by and through their respective attorneys of record, that, subject to the approval of the Court and the satisfaction of the conditions set forth herein, the Litigation and the Released Claims (defined below) shall be finally and fully compromised and settled, as to the Released Persons (defined below), upon and subject to the terms and conditions of the Stipulation, as follows:

1.   DEFINITIONS

         As used in the Stipulation, the following terms have the meanings specified below. Any defined term in this Stipulation that is not otherwise defined herein shall have the meaning set forth in the Complaint.

         "Brokerage Firms" means IFG Network Securities, Inc., Intrust Financial Services, Investment Tax Strategies, Professional Planning,
Issac Financial Service, Capital Strategies, Ltd., Sentra Securities, GBS Financial, Strategic Assets, Inc., and Smith Moore & Co. Brokerage Firms does not mean or include Marcum Capital Resources, Inc. or Daniel J. Packard.

         "Class" means all persons or entities who are members of that certain class certified by the Court on September 28, 2001, in connection with the Class Action and who did not voluntarily opt out of the class.

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         "Class Action" means the lawsuit filed in the District Court for the
City and County of Denver, Colorado as Case No. 01 CV 26, captioned Douglas W. Heins, on behalf of himself and all others similarly situated v. Metretek Technologies, Inc., et al. The Class Action is also referred to in this Stipulation as the Litigation.

         "Class Counsel" means the following counsel for Representative Plaintiff in the Litigation: The Law Office of Vincent T. Gresham, Hawkins & Parnell, and Treece, Alfrey, Musat & Bosworth, P.C.

         "Class Member" or "Member of the Class" means a Person who falls within the definition of the Class as set forth in herein, including his, her, its or their respective past, present and future employees, agents, officers, directors, principals, members, partners, predecessors, successors, heirs, executors, administrators, trustees, assigns, representatives, attorneys, consultants, advisors, parents, insurers, subsidiaries, and related or affiliated entities. Excluded from the class are the Defendants, their affiliates, officers, directors, trustees, family members, employees and any individual that opted out of the class.

         "Claims Against Farstad" means those claims against any of the Farstad Defendants that are being asserted by either the Class or any of the Metretek Defendants.

         "Contribution Claims" has the meaning set forth in Section 2.3.3.

         "Effective Date" means the first date by which all of the events and conditions specified in Sections 6 and 8 of the Stipulation have been met and have occurred. "Escrow Account" means the account established under Section 2.1.

         "Escrow Agent" means the Person serving as the Escrow Agent under the Escrow Agreement, which Person shall be a bank or trust company organized under the laws of the United States of America or the State of Colorado or New York, having capital and surplus of

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not less than $100 million, and shall be authorized under the laws governing its organization to exercise corporate trust powers and shall be authorized under such laws of the State of Colorado to enter into and perform the Escrow Agreement.

         "Escrow Agreement" shall mean that certain agreement required under
Section 2.1 in connection with the Escrow Account to be entered into between the Settling Parties, provided that if the language of such agreement cannot be agreed upon, then the Settling Parties agree to arbitrate any language disputes before a single American Arbitration Association arbitrator in Denver, Colorado to be mutually agreed to by Class Counsel and Metretek.

         "Escrow Funds" means any funds deposited into the Escrow Account, and shall include any interest or earnings thereon.

     "Failure Date" means the date (should it occur) that the Court's Final Judgment and Order approving this Settlement as required in Section 6 is overturned, in whole or in material part, by final, non-appealable order or ruling of this Court or another court of competent jurisdiction with authority to do so, or when any one or more of the conditions in Section 8 are not satisfied; provided that the Failure Date shall mean December 31, 2006 or such later date as may be agreed to by the Settling Parties if neither the Failure Date nor the Effective Date shall have occurred on or before such date.

     "Farstad Defendants" means Jeff Farstad (in his individual capacity and not as an active trustee as set forth herein), Farstad Gas & Oil, LLC, and Farstad Oil, Inc., and any of their affiliates including without limitation, SPF Energy, Inc.

         "Final" means (i) the date of final affirmance on an appeal from a judgment, the expiration of the time for a petition for a writ of certiorari to review a judgment and, if certiorari be granted, the date of final affirmance of a judgment following review pursuant to that grant; or (ii) the date of final dismissal of any appeal from a judgment or the final dismissal of any proceeding on certiorari to review a judgment; or (iii) if no appeal is filed, the expiration date of the time for the filing or noticing of any appeal from a judgment, i.e., thirty (30) days after entry of the judgment or such longer time as allowed by extension.

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         "Gulf" means Gulf Insurance Company, the issuer of the Insurance
Policy.

         "Insurance Policy" means the Directors and Officers Liability and Company Indemnification Insurance Policy No. GAO719191 issued by Gulf to Metretek.

         "Insurance Proceeds" means those proceeds available under the Insurance Policy.

         "Interpleader Account" shall mean the account established by this Court to accept the Insurance Proceeds subject to an escrow arrangement if such Insurance Proceeds are interpled to this Court by Gulf.

         "Interpleader Action" shall mean that action or claim commenced by Gulf in order to obtain court approval for the application of the Insurance Proceeds as required in this Stipulation, or some other action or claim commenced against Gulf to achieve the same result.

         "Interpled Funds" shall mean the Insurance Proceeds deposited into the Interpleader Account by Gulf, along with any interest or earnings thereon.

         "Judgment" means the judgment to be rendered by the Court, finally approving the terms of this settlement as set forth in this Stipulation.

         "Lead Class Counsel" means Vincent T. Gresham of The Law Office of Vincent T. Gresham.


         "Litigation" means that certain lawsuit filed in the District Court for the City and County of Denver, Colorado as Case No. 01CV26, captioned Douglas W. Heins, on behalf of himself and all others similarly situated v. Metretek Technologies, Inc., et al. The Litigation is also referred to in this Stipulation as the Class Action.

         "Metretek" means Metretek Technologies, Inc.

         "Metretek Claims" has the meaning set forth in Section 2.3.

         "Metretek Counterclaims" has the meaning set forth in Section 2.3.3.

         "Metretek Defendants" shall mean Marcum Midstream 1997-1 Business Trust ("Trust"), Marcum Midstream-Farstad, LLC, Metretek Technologies, Inc., Marcum Gas Transmission,

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Inc., Marcum Capital Resources, Inc., W. Phillip Marcum ("Marcum"),
Richard M. Wanger ("Wanger"), and Daniel J. Packard ("Packard"). Marcum, Wanger and Packard may be referred to together as the "Individual Metretek Defendants." The Metretek Defendants are also referred to in this Stipulation as the Settling Defendants.

         "Metretek Note" means a $3 Million note from Metretek Technologies, Inc. in the form attached hereto as EXHIBIT A, that is guaranteed by the Trust and all subsidiaries of Metretek pursuant to guarantees in the form attached hereto as EXHIBIT B.

         "Metretek Persons" means Metretek, all subsidiaries of Metretek including, without limitation, Southern Flow Companies, Inc., and all Individual Metretek Defendants.

              "Net Recovery" has the meaning set forth in Section 2.3.4.

              "Notice" means the Notice of Proposed Settlement Of Class Claims referred to in Section 5.1.


         "Payment Date" means that date which is 30 days after the Court enters the Final Judgment and Order as required in Section 6, or such additional time as permitted by Court order for the filing of an appeal of the Final Judgment and Order, or such later date as may be agreed to by the Settling Parties.

         "Person" means an individual, corporation, partnership, limited partnership, association, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof, and any business or legal entity and their spouses, heirs, predecessors, successors, representatives, or assignees.

         "Prepayment Amount" has the meaning set forth in Section 2.3.5.

         "Released Claims" shall mean and include any and all claims, causes of action, demands, rights, liabilities, costs and expenses (including without limitation attorneys' fees and interest) of any kind or nature whatsoever, whether based on statutory, tort, contractual or any other theory of recovery or liability, whether at law or in equity, whether asserted or unasserted, whether known or unknown (including Unknown Claims as defined below), that have been or that could have been asserted in this or any other forum or proceeding by or on behalf of the Representative Plaintiff, the Class, or any Member of the Class (together, "Releasors") directly or indirectly based upon, arising out of, or related to (a) the Trust, (b) any purchases or sales of securities in

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the Trust or investment in the Trust, (c) the subject matter of the
Litigation, (d) any action, omission, duty or obligation of any Released Person related thereto, (e) the institution, prosecution, assertion, defense or resolution of the Litigation (except with respect to the obligations in this Stipulation), (f) any communications to or with any Person, or (g) otherwise arising out of or relating to any facts, circumstances, allegations, claims, causes of action, representations, statements, reports, disclosures, transactions, events, occurrences, acts, omissions or failures to act in connection with the Trust or by any Settling Defendant or any Released Person of whatever kind or character whatsoever, irrespective of the state of mind of the actor performing or omitting to perform the same that have been or could have been alleged in any pleading, amended pleading, argument, complaint, amended complaint, brief, motion, report or filing in the Litigation, or any other forum or other proceeding.

         "Released Persons" means each and all of the Settling Defendants, and his, its or their respective past, present and future employees, agents, officers, directors, principals, members, partners, predecessors, successors, heirs, executors, administrators, trustees, assigns, representatives, attorneys, accountants, consultants, advisors, parents, insurers, subsidiaries, and related or affiliated entities including, without limitation, Southern Flow Companies, Inc., Kendor Jones, Welborn, Sullivan, Meck & Tooley, P.C., Thomas A. Wentz, Jr., Pringle & Herigstad, P.C., Patrick R. Sughroue, Patrick R. Sughroue, P.C., Purvin & Gertz, the Brokerage Firms (except as limited by Section 3.3 below), Jacobs Chase Frick Kleinkopf & Kelley, LLC, Kegler, Brown, Hill & Ritter Co., L.P.A., Waldbaum Corn Koff & Berger, P.C., and Chapin Shea McNitt & Carter, and his, its, or their respective past, present and future employees, agents, officers, directors, principals, members, partners, predecessors, successors, heirs, executors, administrators, trustees, assigns, representatives, attorneys, consultants,


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advisors, parents, insurers, subsidiaries, and related or affiliated entities, but specifically excluding the Farstad Defendants.

     "Remaining Defendants" shall mean the Farstad Defendants and any other party named as a defendant in the Metretek Claims.

         "Representative Plaintiff" means Douglas Heins.

         "Settlement" means the settlement contemplated by this Stipulation as approved by the Court.

         "Settlement Fund" is the sum of (a), (b), (c) and (d) below: (a) an initial payment of $2.75 Million, (b) all regularly scheduled payments made under the $3 Million Metretek Note, (c) any Net Recovery from the Farstad Defendants or any other person on account of either Claims Against Farstad or Metretek Claims whether such Net Recovery is additional consideration or Prepayment Amounts, (d) all accrued interest or earnings on (a) through (c).

     "Settling Defendants" means the Metretek Defendants. The Settling Defendants are also referred to in this Stipulation as the Metretek Defendants.

         "Settling Parties" means, collectively, each of the Settling Defendants and the Representative Plaintiff on behalf of himself and the Class.

         "Settling Party" means any of the Settling Defendants or the Representative Plaintiff on behalf of himself and the Class.

         "Stipulation" means this Stipulation of Settlement, together with all Exhibits hereto. "Stock Sale Prepayment" has the meaning set forth in Section 2.4.

         "Unknown Claims" means any Released Claims which the Representative Plaintiff or Class Members do not know or suspect to exist in his, her or its favor against the Released Persons at the time of the release of the Released Persons which, if known by him, her, or it, might have affected his, her, or its settlement with and release of the Released Persons, or might


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have affected his, her, or its decision not to object to this settlement. The Representative Plaintiff and Class Members may hereafter discover facts in addition to or different from those which he or she now knows or believes to be true with respect to the subject matter of the Released Claims, but hereby stipulate and agree that the Representative Plaintiff and Class Members shall be deemed to, upon the Effective Date, fully, finally, and forever settle and release any and all Released Claims, as against the Released Persons, known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, which now exist, or heretofore have existed upon any theory of law or equity, including, but not limited to, conduct which is negligent, intentional, with or without malice, or a breach of any duty, law or rule including, but not limited to state and federal securities and racketeering laws, without regard to the subsequent discovery or existence of such different or additional facts. The Representative Plaintiff and Class Members acknowledge that the foregoing waiver was separately bargained for and is a key element of the Settlement of which this release is a part.

         "WF Subsidiaries" means Southern Flow Companies, Inc., Metretek, Incorporated and PowerSecure, Inc.

2. CLASS CONSIDERATION FOR SETTLEMENT

     The Representative Plaintiff and Class Counsel agreed to settle this Litigation only after determining that (a) the Representative Plaintiff and members of the Class will receive substantial monetary and/or other additional benefits as a result of the Settlement, (b) there were substantial risks attendant to the continuation of the Litigation, (c) the Settlement provides for a prompt and efficient resolution of all claims against the Settling Defendants, and (d) the Settlement is in the best interests of the Representative Plaintiff and members of the Class and constitutes a fair, reasonable and adequate resolution of the Litigation as to the Settling Defendants.

         2.1  THE $2.75 MILLION PAYMENT

     Within 5 business days after the Payment Date, Metretek will pay into an Escrow Account as Escrow Funds an amount equal to the difference between $2,750,000 and the amount of the Interpled Funds, so long as the amount of the Interpled Funds is not less than $2,375,000. If,

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     as of the Payment Date, Gulf has not interpled any Interpled Funds,
     Metretek will pay into an Escrow Account as Escrow Funds an amount equal to the difference between $2,750,000 and the amount of the Insurance Proceeds available as of that date under the Insurance Policy as represented by Gulf, so long as the amount of the Insurance Proceeds as of that date is not less than $2,375,000.

     The Escrow Account will be governed by an Escrow Agreement agreeable to Lead Class Counsel, Metretek and the Escrow Agent thereunder, and will require the signatures and authorization of both Lead Class Counsel and Metretek to make any disbursements of Escrow Funds to any Person. Fees of the Escrow Agent will be payable first out of any interest or earnings on the Escrow Funds, with the remaining fees shared equally by Metretek and the Class. In the event there is no current interest or earnings available to pay the fees, Metretek and the Class shall be entitled to reimbursement from subsequent interest or earnings.

     No Person, other than the Escrow Agent, Metretek or the Settlement Fund, shall have any rights or interest in the Escrow Account or the Escrow Funds, and under no circumstances shall the Escrow Agent be permitted, to disburse any Escrow Funds to any Person other than Metretek or the Settlement Fund, and then only as provided and permitted in this Stipulation and in the Escrow Agreement.

     In addition, the Insurance Proceeds shall either be paid into the Escrow Account as additional Escrow Funds or into the Interpleader Account as Interpled Funds as soon as made available by Gulf. Any Escrow Funds or Interpled Funds shall be retained in the Escrow Account or the Interpleader Account, respectively, until either the Failure Date or the Effective Date occurs. The Settling Defendants represent that as of the date of this Stipulation they have been advised by Gulf that the Insurance Proceeds exceed $2,375,000.

     In the event the Failure Date occurs, then all Escrow Funds and Interpled Funds shall be immediately returned (with any interest or earnings thereon, but less any fees or expenses of the Escrow Account or Interpleader Account) to the Person depositing such funds, and both Lead Class Counsel and Metretek agree to sign an authorization to that effect and deliver the same to the Escrow Agent. In the event the Effective Date occurs, then all such Escrow Funds and all Interpled Funds shall be immediately paid into the Settlement Fund (with any interest or earnings thereon, but less any fees or expenses of the Escrow Account or Interpleader Account), and both Lead Class Counsel and Metretek agree to sign an authorization to that effect and deliver the same to the Escrow Agent. In the event the Effective Date occurs on or before the Payment Date, then the Escrow Funds and Interpled Funds (with any interest or earnings thereon) may be paid directly into the Settlement Fund instead of into the Escrow Account or Interpleader Account.

     It is understood that this Settlement is conditioned upon Gulf actually paying, either pursuant to a Final judgment in the Interpleader Action or otherwise, to either Metretek or the Settlement Fund, whether directly, through the Interpleader Account, through the Escrow Account or otherwise, the sum of at least $2,375,000 in Insurance Proceeds from the Insurance Policy on behalf of the

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     Settling Defendants as provided in this Stipulation and such Insurance
     Proceeds not being subject to any further claims by any other Person; provided, however, that Metretek shall have the right, in its sole discretion, but not the obligation to waive such condition if Gulf pays a lesser amount of Insurance Proceeds on behalf of the Settling Defendants that Metretek, in its sole discretion, deems acceptable. Prior to the Preliminary Approval Hearing (as defined below) the Metretek Defendants will submit affidavits to the effect that no other insurance policies apply to the issues raised in the Litigation.

2.2  The $3 Million Metretek Note

         Within 5 business days after the Payment Date, Metretek shall execute a note payable to the Settlement Fund for the benefit of the Class in the amount of $3,000,000 (the "Metretek Note"). The Metretek Note shall be in the form attached hereto as EXHIBIT A and shall bear interest at the Wall Street Journal prime rate plus 3% and will be payable in 16 quarterly installments of $187,500 plus accrued interest, commencing on the first day of the month which is six (6) months after the Payment Date. In the event that neither the Effective Date nor Failure Date has occurred by the time the Metretek Note is payable, then Metretek shall pay all installments as due under the Metretek Note as Escrow Funds into the Escrow Account referenced in Section 2.1 above. These installments shall be retained as Escrow Funds in the Escrow Account until either the Effective Date or Failure Date occurs. In the event the Failure Date occurs, then all such payments under the Metretek Note (along with any interest or earnings thereon) shall be immediately returned to Metretek, and both Lead Class Counsel and Metretek agree to sign an authorization to that effect and deliver the same to the Escrow Agent. In the event the Effective Date occurs, then all such payments under the Metretek Note (with any interest or earnings thereon) shall be immediately paid into the Settlement Fund, and both Lead Class Counsel and Metretek agree to sign an authorization to that effect and deliver the same to the Escrow Agent. In the event the Effective Date occurs on or before the Payment Date, then the payments under the Metretek Note (with any interest or earnings thereon) may be paid directly into the Settlement Fund instead of the Escrow Account.

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         The Metretek Note shall be guaranteed by the Trust and all subsidiaries of Metretek pursuant to guarantees in the form attached hereto as EXHIBIT B. Notwithstanding the foregoing, no individual (including Wanger, Packard, and Marcum) shall be required to guarantee the Metretek Note. In the event that the Failure Date occurs, then the Metretek Note along with any guarantees shall be returned to Metretek.

         2.3  THE METRETEK CLAIMS

     2.3.1 The Metretek Defendants believe they may have valid causes of action against Jeff Farstad, Farstad Gas & Oil, LLC, Farstad Oil, Inc., Welborn, Sullivan, Meck & Tooley, P.C., Pringle & Herigstad, P.C., IFG Network Securities, Inc., Patrick R. Sughroue, and Purvin & Gertz relating to the Trust, sale of Trust units, the Farstad Product, the Farstad Facility, Amoco Contract and the other facts and circumstances giving rise to Plaintiff's claims set forth in his complaint. The Metretek Defendants have either asserted claims against these parties in the Litigation or have obtained tolling agreements with these third parties.

     2.3.2 The Metretek Defendants shall either (a) vigorously prosecute the "Metretek Claims" referenced in the immediately preceding Paragraph, or, in the alternative, (b) such Metretek Defendants may satisfy this obligation by requesting that Class Counsel prosecute such Metretek Claims, and defend any resulting "Contribution Claims" (as defined below), in the manner set forth in the next paragraph. In the event some Metretek Defendants agree to request Class Counsel but others do not, all Metretek Defendants agree to be bound by a majority vote of Metretek Defendants.

         2.3.3 In the event the Metretek Defendants make this request of Class Counsel, then Class Counsel will prosecute those Metretek Claims that Class Counsel in their sole discretion shall determine to prosecute, and defend any resulting Contribution Claims (as defined below). The Metretek Defendants shall retain separate counsel to defend any "Metretek Counterclaims" (as defined below). Class Counsel shall have no duty to defend against any Metretek Counterclaims. In the event that Class Counsel elects not to prosecute any of the disclosed Metretek Claims by expressly advising Metretek in writing of the same within thirty (30) days from the request by the Metretek Defendants, then the Metretek Defendants, or any of them, may, but shall not be required to, prosecute such Metretek Claims by other counsel of its own

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selection. All Metretek Defendants agree that Class Counsel shall have the right to prosecute (or not prosecute) such claims, as Class Counsel shall in their sole discretion determine. However, if Class Counsel prosecutes any Metretek Claims, they must also defend any resulting Contribution Claims.

         To the extent that any Person recovers from any Metretek Person on any claim, cross claim, counterclaim or third party claim by such Person that is based in whole or in part on such Person's liability, directly or indirectly, to the Representative Plaintiff, the Class or any Class Member including, without limitation, any claim for contribution or indemnification (collectively, "Contribution Claims"), then the amount of such Contribution Claims including, without limitation, any damages, interest, costs, expenses, fees or attorneys' fees, shall be paid from any amounts recovered by either the Metretek Person or the Class, as applicable, from the prosecution of any Metretek Claims, and shall be deducted from any computations of "Net Recovery" (as defined below). "Metretek Counterclaims" are all claims brought against any Metretek Person other than the "Contribution Claims."

     2.3.4 Any Metretek Defendant requesting Class Counsel to prosecute such Metretek Claims agrees that Class Counsel shall work on a 100% contingent basis and shall advance all costs incurred in prosecuting such Metretek Claims and defending any resulting Contribution Claims by those Persons against whom Class Counsel is prosecuting Metretek Claims or by any other Person as a result of those Metretek Claims. Any such Metretek Defendant also agrees that from any recovery Class Counsel shall be entitled to deduct the first 1/3 of the "Net Recovery" (as defined in the following sentence) of any amounts received as contingent attorneys' fees and shall also be entitled to the reimbursement of all expenses incurred in the prosecution of the Metretek Claims and defense of any resulting Contribution Claims from the remaining balance of the Net Recovery. If the Metretek Defendants do not request that Class Counsel prosecute any Metretek Claims, or if Class Counsel elects not to prosecute any Metretek Claims, then counsel selected by the Metretek Defendants shall be entitled to deduct the first 1/3 of the "Net Recovery" (as defined in the following sentence) of any amounts received as contingent attorneys' fees and shall also be entitled to the reimbursement of all expenses incurred in the prosecution of the Metretek Claims and defense of any resulting Contribution Claims from the remaining balance of the Net Recovery.

     As used herein, the term "Net Recovery" shall mean the amount of any damages, interest, fees, expenses or other amounts paid on any Metretek Claims or any Claim Against Farstad prosecuted on behalf of the Class, pursuant to a Final judgment, or pursuant to a settlement of such claims, after payment on account of any resulting Contribution Claims made against and payable by any Metretek Person in connection with such prosecuted claims. No Metretek Claim or Claim Against Farstad shall be settled without a full, complete and final release of all Metretek Persons.

         2.3.5 100% of any Net Recovery, after application of any proceeds as provided in Section 2.3.4, shall be paid into the Settlement Fund for the benefit of the Class. Of this amount: (a) 50% of such Net Recovery shall be treated as additional consideration for this settlement, and (b) 50% of any Net Recovery shall be treated as a "Prepayment Amount" as set forth in Paragraphs
2.3.6 and 2.3.7 below.

         2.3.6 All Prepayment Amounts shall be paid into the Settlement Fund for the benefit of the Class. The Prepayment Amount shall be treated as a prepayment of the Metretek Note and shall be applied against the last quarterly installments due under the Metretek Note so as to reduce the term of the Metretek Note. In the event the Prepayment Amount exceeds the aggregate amount still then due on the Metretek Note, then Metretek shall be directly paid such excess Prepayment Amount up to the total amount actually paid under the Metretek Note. Such direct payments of any excess Prepayment Amount shall be made at the same time Class Members are sent their checks of the Net Recovery referred to in the first sentence of this Section 2.3.6.

         2.3.7 The Prepayment Amount shall be capped at the sum of the total amount actually paid under the Metretek Note plus the aggregate amount still due on or before the maturity date under the Metretek Note. Any part of the Prepayment Amount exceeding the sum of the total amount actually paid under the Metretek Note plus the aggregate amount still due on or before the maturity date under the Metretek Note shall not be paid to Metretek but rather shall be paid into the Settlement Fund as additional consideration for the benefit of the Class.

     2.3.8 Notwithstanding anything to the contrary set forth in this Section 2.3, in the event that neither the Effective Date nor Failure Date has occurred by the time that there is a Net Recovery on the Metretek Claims, then the Net Recovery shall be paid into the Escrow Account referenced in
     Section 2.1 above. All such payments shall be retained in the Escrow Account until either the Effective Date or the Failure Date occurs. If the Failure Date occurs, then the Net Recovery from the Metretek Claims shall be immediately returned (along with any interest or earnings thereon, but less any fees or expenses of the Escrow Account) to Metretek, and both Lead Class Counsel and Metretek agree to sign an authorization to that effect and deliver the same to the Escrow Agent. In the event the Failure Date occurs, Class Counsel shall be entitled to keep any fees earned or expenses reimbursed in connection with prosecution of the Metretek Claims. In the event the Effective Date occurs, then any Net Recovery shall be immediately applied (along with any interest or earnings thereon, but less any fees or expenses of the Escrow Account) as set forth in Sections 2.3.5, 2.3.6 and 2.3.7.

         2.4 STOCK SALE PREPAYMENTS

         2.4.1 Currently, Metretek owns 100% of the common stock of Southern Flow Companies, Inc., Metretek, Incorporated and PowerSecure, Inc. (collectively the "WF Subsidiaries"). Currently, the common stock is the only one class of stock in the WF Subsidiaries.

         2.4.2 Metretek agrees that none of the WF Subsidiaries will create any other class of stock. Metretek agrees that none of the WF Subsidiaries will sell any of its common stock, without the written consent of Lead Class Counsel, which may be given or withheld at his sole discretion for any reason, or no reason at all; provided, however, that Powersecure, Inc. ("Powersecure") shall be permitted, without the consent of lead class counsel, to issue 15% of its common stock outstanding as of January 1, 2003 to its employees, as previously authorized by Powersecure.

         2.4.3 In the event that Metretek desires to sell any of the common stock of any WF Subsidiary without obtaining Lead Class Counsel's consent, it may do so provided that (i) each of the WF Subsidiaries who desires to sell such stock makes a prepayment on the Metretek Note in the amount of the lesser of at least $1 Million or the then outstanding balance (principal and interest) of the Metretek Note, or (ii) if more than one of the WF Subsidiaries desires to sell any of their common stock, then each WF Subsidiary selling stock shall make a prepayment on the Metretek Note of at least $1 Million or their prorata share of the then outstanding balance (principal and interest) of the Metretek Note. For example, if all three of the WF Subsidiaries desired to sell common stock, then the aggregate prepayment amount would be the lesser of $3 Million or the then outstanding balance (principal and interest) of the Metretek Note.

         2.4.4 All of such prepayments of the Metretek Note (the "Stock Sale Prepayments") shall be paid into the Settlement Fund for the benefit of the Class and shall be applied against the last quarterly installments due under the Metretek Note so as to reduce the term of the Metretek Note. In the event that any of the Stock Sale Prepayments would exceed the aggregate amount still then due on the Metretek Note, then the obligation to make Stock Sale Prepayments would be limited to the amount then still due on the Metretek Note. For example, if two of the WF Subsidiaries desired to sell common stock at a time in which the amount due under the Metretek Note was $1.6 Million, then each of the WF Subsidiaries would make a Stock Sale Prepayment of $800,000.

         2.4.5 Notwithstanding anything to the contrary set forth in this
Section 2.4, in the event that neither the Effective Date nor Failure Date has occurred by the time that there is a Stock Sale Prepayment, then the Stock Sale Prepayment shall be paid into the Escrow Account referenced in Section 2.1 above. All such Stock Sale Prepayments shall be retained in the Escrow Account until either the Effective Date or the Failure Date occurs. If the Failure Date occurs, then the Stock Sale Prepayments shall be immediately returned (along with any interest or earnings thereon, but less any fees or expenses of the Escrow Account) to Metretek, and both Lead Class Counsel and Metretek agree to sign an authorization to that effect and deliver the same to the Escrow Agent. In the event the Effective Date occurs, then any Stock Sale Prepayments in the Escrow Account shall be immediately applied (along with any interest or earnings thereon, but less any fees or expenses of the Escrow Account) as set forth in
Section 2.4.4.


3.  SETTLING DEFENDANTS' CONSIDERATION FOR SETTLEMENT

         3.1  RELEASES FOR SETTLING DEFENDANTS

         Upon the Effective Date, the Representative Plaintiff and Class Members, individually and collectively, shall be deemed to have, and by operation of the Judgment shall have, irrevocably, fully, finally, and forever released, relinquished and discharged each and all of the Settling Defendants and Released Persons from all Released Claims (including Unknown Claims), except claims to enforce this Stipulation.

         The Representative Plaintiff and Class Members, individually and collectively, expressly and intentionally waive all rights and benefits which it, he, she or they now have, or in the future may have, under the terms of section 1542 of the Civil Code of the State of California, which section provides:

                  A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

         Upon the Effective Date, each of the Settling Defendants shall be deemed to have, and by operation of the Judgment shall have, irrevocably, fully, finally, and forever released, relinquished and discharged each and all of the Representative Plaintiff, the Class Members, and

Class Counsel from all Released Claims (including Unknown Claims), except claims to enforce this Stipulation.

         3.2  RELEASE FOR JEFF FARSTAD

         Upon the Effective Date, the Representative Plaintiff and all Class Members shall release Jeff Farstad from claims due to any error, misstatement, misleading statement, act, omission, neglect, or breach of duty committed or attempted, or allegedly committed or attempted in his capacity as an Active Trustee of the Trust or any claims solely by reason of his status as an Active Trustee of the Trust. However, Jeff Farstad shall not be released for any claim
(a) brought about or contributed to by any deliberately fraudulent or deliberately dishonest act or omission or any willful violation of any statute or regulation by Jeff Farstad if a judgment or other final adjudication adverse to Jeff Farstad establishes such a deliberately fraudulent or deliberately dishonest act or omission or willful violation; (b) for Jeff Farstad gaining in fact any personal profit, remuneration or advantage to which Jeff Farstad was not legally entitled; (c) brought by or on behalf of the Metretek Persons, or
(d) for actions or conduct taken in any other capacity other than an active trustee of the Trust.

         Notwithstanding anything to the contrary set forth in this Section 3.2, upon the Effective Date Jeff Farstad shall be released from all claims which are covered by the Insurance Policy.

         3.3  LIMITATION ON RELEASE OF BROKERAGE FIRMS

         With respect to release of the Brokerage Firms only, the Released Claims are not intended to include any claims against the Brokerage Firms that are unique to a particular Class Member. For example, claims that Class Members may have against the Brokerage Firms with respect to suitability of an investment in the Trust, or with respect to any other investments or general investment advice (unrelated to the Trust), services etc. These examples are illustrative, not exhaustive. This Section 3.3 is not intended to affect, alter or limit in any way, the release of Released Claims by the Representative Plaintiff and Class Members against the Metretek Persons.

         3.4 CLAIMS AGAINST FARSTAD

         The Settling Parties recognize that both the Class and various Metretek Defendants are asserting claims against the Farstad Defendants. Claims Against Farstad prosecuted on behalf of the Metretek Defendants shall be considered to be Metretek Claims and shall be treated as set forth in Section 2.3. Except for those claims released against the Released Persons and the claims released against Jeff Farstad as set forth in Section 3.2, Class Counsel may, on behalf of the Class, prosecute any and all other claims including Claims Against Farstad. The Class may prosecute such claims (or not prosecute such claims) as determined by the Representative Plaintiff and Class Counsel in their sole discretion for any reason, or no reason at all. Neither the Class, Representative Plaintiff or Class Counsel shall have any duty or obligation to the Settling Defendants, or any of them, to prosecute any claims. However, if Class Counsel prosecutes any Claims Against Farstad, they must also defend any resulting Contribution Claims. No Claims Against Farstad shall be settled without a full, complete and final release of all Metretek Persons. Regardless of whether or not the Effective Date or Failure Date has occurred, the Net Recovery from any Claims Against Farstad prosecuted on behalf of the Class shall not be paid into the Escrow Account, but shall be paid into the Settlement Fund. In the event the Effective Date occurs, then a portion of the Net Recovery from any Claims Against Farstad prosecuted on behalf of the Class shall be treated as a Prepayment Amount against Metretek's obligations under the Metretek Note in the same manner as the Net Recovery from Metretek Claims is treated under Sections 2.3.4, 2.3.5, 2.3.6 and 2.3.7 above.

         3.5 PROPORTIONATE CREDIT AND DISCHARGE IN FAVOR OF REMAINING DEFENDANTS AND SETTLEMENT CONTRIBUTION BAR

         The Settling Parties agree and acknowledge that this is a good faith, non-collusive settlement. With respect to the claims that the Representative Plaintiff and each of the Class Members have asserted or may assert against any other Person including, but not limited to, the Farstad Defendants, related to the Trust, sale of Trust units, the Farstad Product, the Farstad Facility, Amoco Contract or arising out of the other facts and circumstances giving rise to Plaintiff's claims set forth in this Litigation, the Representative Plaintiff and each of the Class Members discharge, credit and fully satisfy against the total recovery from such Persons, that fraction or percentage of the total claim or damages which may be determined to have been caused by the Settling Defendants. The purpose of this credit and discharge is to enable the Settling Defendants to obtain a dismissal of any claims brought by other persons or entities for contribution, indemnification or similar claims where the damages sought by the claiming party are based in whole or in part on the claiming party's liability, directly or indirectly, to the Representative Plaintiff, the Class or any Class Member.

         The Settling Parties also agree to ask the Court for entry of a settlement contribution bar order in favor of the Settling Defendants, which bar will be consistent with the terms of C.R.S. ss. 13-50.5-105 and C.R.S. ss. 11-51-604(13), and which will extinguish any rights, claims or causes of action by any Remaining Defendants against any of the Settling Defendants and any of their past, present or future employees, agents, officers, directors, principals, members, partners, predecessors, successors, heirs, executors, administrators, trustees, assigns, representatives, attorneys, accountants, consultants, advisors, parents, insurers, subsidiaries, and related or affiliated entities, for contribution, indemnification or similar claims where the damages sought by the claiming party are based in whole or in part on the claiming party's liability, directly or indirectly, to the Representative Plaintiff, the Class or any Class Member.

         This Stipulation will fail if this contribution bar order is not included in the Final Judgment and Order. However, Metretek may waive this condition at any time. Notwithstanding anything to the contrary set forth herein, in the event that the Stipulation fails as a result of the Court's failure to include the requested contribution bar order in the Final Judgment and Order, and if Metretek fails to waive this condition in writing within 5 business days after the date the Judgment is entered by the Court, then Metretek agrees to pay $200,000 into the Court within 60 days for the benefit of the Class. Metretek shall have the right, in its sole discretion, but not the obligation to appeal any decision adverse to the Settling Defendants regarding the contribution bar. However, such an appeal shall not extend the period of time Metretek has to decide whether or not to waive this condition or pay the $200,000. In the event, Metretek does not waive the condition and pays the $200,000 such money shall never be refundable to Metretek even if Metretek later prevails on appeal.

         If this contribution bar order is included in the Final Judgment, any appeal from such order or reversal or modification thereof, shall not operate to terminate or cancel this Stipulation or affect or delay the finality of the Final Judgment and Order approving this Stipulation and the Settlement.

         3.6 Upon execution of this Stipulation, the Representative Plaintiff agrees to withdraw his Motion for Partial Summary Judgment as to Liability for Claims II and III and his Interrogatories, Requests for Production and Requests for Admission as to the Metretek Defendants. Class Counsel shall make whatever filings are necessary to advise the Court that the motion and discovery requests have been withdrawn.

4.  ADMINISTRATION OF THE SETTLEMENT AND SETTLEMENT FUND

         4.1 Class Counsel, or their authorized agents, acting on behalf of the Class, and subject to the supervision, direction and approval of the Court, shall monitor the calculation of distributions of that portion of the Settlement Fund that is finally awarded by the Court to the Class Members. Metretek shall at least twenty (20) days prior to making any distribution of any money in the Settlement Fund provide to Class Counsel a schedule of proposed distributions.

         4.2 The Settlement Fund shall be held in a segregated account for the benefit of the beneficiaries of the Settlement Fund maintained at a National Bank authorized to do business in the State of Colorado with capital and surplus of at least $500,000,000. The funds in this account will be held in an interest bearing account at the bank at a commercially reasonable rate or invested in United States government securities. Metretek shall act as trustee of the account, but this account must be separate and apart from the accounts of the Settling Defendants and will be the property of the beneficiaries of the Settlement Fund and not the Settling Defendants and will not be subject to the claims of creditors of the Settling Defendants.

         Metretek's responsibilities as trustee shall be limited to those responsibilities articulated in this Stipulation. Metretek shall not be liable for any error of judgment or for any actions taken or omitted by Metretek or any other Person in connection with the performance of its duties and obligations with respect to the Settlement Fund, except in the case of its own willful misconduct, bad faith or fraud. Metretek's duties and responsibilities in connection with the administration of the Settlement Fund shall be purely ministerial and shall be limited to those expressly set forth herein. Metretek shall not in such capacity be deemed to be acting as a principal, participant or beneficiary of and shall have no liability or responsibility for any actions or omissions of the National Bank holding such funds.

         4.3 The Settlement Fund shall be used to pay the entire amount of any fees and costs awarded by the Court to Class Counsel and the remainder shall be divided among Class Members so that each Class Member receives the percentage of the Settlement Fund equal to the amount invested in Trust Units by such individual Class Member divided by the total amount invested in Trust Units by all Class Members. Unless otherwise agreed to by Class Counsel, the Settlement Fund shall make distributions to beneficiaries within 5 business days of the receipt of the $2.75 Million Payment, any installment paid under the Metretek Note or the receipt of any proceeds from prosecution of the Metretek Claims or Claims Against Farstad, provided that in the event the amount of the Net Proceeds from claims is less than $200,000 then such amount may be paid with the next installment under the Metretek Note.

         4.4 The Parties agree to treat the Settlement Fund as being at all times a "qualified settlement fund" within the meaning of Treasury Regulation ss. 1.468B-1. For the purpose of ss. 468B of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder including Treasury Regulation ss. 1.468B-2(k)(3), the "administrator" shall be Metretek. Metretek shall timely and properly file all informational and other tax returns necessary or advisable with respect to the Settlement Fund (including without limitation the returns described in Treasury Regulation ss. l.468B-2(k)). Metretek shall also timely make such elections as necessary or advisable to carry out the provisions of this Stipulation. Such elections shall be made in compliance with the procedures and requirements contained in such regulations. It shall be the responsibility of Metretek to timely and properly prepare and deliver the necessary documentation for signature by all necessary parties, and thereafter to cause the appropriate filing to occur.

         4.5 Metretek agrees that it will pay the costs of printing and mailing of the Notice. All costs associated with administration of the Settlement Fund, including, but not limited to, taxes, preparation of tax returns, payment of bank fees, and audit fees, shall be borne exclusively by the Settlement Fund. Class Counsel shall be notified of any costs in excess of $1,000 and shall the right to veto any such costs if in their sole opinion they deem such costs to be excessive or unreasonable.

         5.  NOTICE ORDER AND SETTLEMENT HEARING

         5.1 In sufficient time for the preliminary approval hearing to be set as soon as practicable (the "Preliminary Approval Hearing"), the Settling Parties shall submit the Stipulation together with its Exhibits to the Court and shall jointly apply for entry of an order (the "Preliminary Approval Order"), requesting the preliminary approval of the settlement set forth in the Stipulation, and approval for the mailing of a settlement notice to be drafted by Class Counsel which shall include the general terms of the settlement set forth in the Stipulation, the general terms of the Fee and Expense Application and the date of the Settlement Hearing. The Settling Parties shall submit a proposed Notice and Preliminary Approval Order prior to the Preliminary Approval Hearing.

         5.2 The Metretek Defendants shall request that the Court enter an order and judgment deciding the Interpleader Action prior to or at the time of the Preliminary Approval Hearing. Class Counsel agrees to cooperate with the Metretek Defendants in expediting the Interpleader Action. The Metretek Defendants shall have the right, in their sole discretion, but not the obligation, to appeal any decision adverse to them in the Interpleader Action.

         5.3 The Settling Parties shall request that, after notice is given, the Court hold the Settlement Hearing and finally approve this settlement as set forth herein. At the Settlement Hearing, the Class Counsel also will request that the Court approve the fee and expense application.

         5.4 The Preliminary Approval Order shall specifically include provisions that, among other things, will:

         (a) Preliminarily approve the Stipulation and the settlement set forth herein as meeting the standards for preliminary approval and being in good faith and non-collusive;

         (b) Approve the form of Notice of Settlement of Class Action ("Notice") reflecting the agreement set forth in this Stipulation for mailing to members of the Class;

         (c) Schedule a hearing (the "Settlement Hearing") to be held by the Court as soon as practicable from the date of the Preliminary Approval Order to consider and determine whether (i) the proposed settlement of the Litigation against the Settling Defendants as contained in the Stipulation should be approved as fair, adequate, and reasonable, and in good faith and non-collusive; and (ii) the Judgment approving the settlement should be entered;

         (c) Provide that at the Settlement Hearing, the Court shall determine and enter an order regarding whether and in what amount attorneys' fees and reimbursement of expenses should be awarded to the Class Counsel;

         (e) Provide that pending final determination of whether the settlement contained in the Stipulation should be approved as required in Section 6, neither the Representative Plaintiff, nor any Class Member, either directly, representatively, derivatively or in any other capacity shall commence or prosecute any action or proceeding in any court or tribunal asserting any of the Released Claims against the Released Persons;

         (f) Provide that any objections to (i) the proposed settlement contained in the Stipulation; (ii) entry of the Judgment approving the Settlement; or (iii) the Class Counsels' Fee and Expense Application, shall be heard and any papers submitted in support of said objections shall be received and considered by the Court at the Settlement Hearing only if, on or before a date to be specified in the Notice Order, Persons making objections shall file and serve on all parties notice of their intention to appear (which shall set forth each objection and the basis therefore) and copies of any papers in support of their position as set forth in the Notice Order;

         (g) Provide that, upon the occurrence of the Effective Date, all Class Members shall be permanently enjoined and barred from asserting any Released Claims against any of the Released Persons and any such Class Member shall conclusively be deemed to have released any and all such Released Claims as against all of the Released Persons; and

         (h) Provide that the Settlement Hearing may, from time to time and without further notice to the Class, be continued or adjourned by Order of the Court.

         5.5 Promptly upon entry of the Preliminary Approval Order, and as provided for therein, Metretek will send copies of the Notice by first-class mail, postage prepaid, to the members of the Class at their last known addresses as appearing in the records maintained by the Trust. Metretek will undertake reasonable efforts to update where possible any address where a Notice is returned as undeliverable. Metretek shall file an affidavit of mailing with the Court prior to the Settlement Hearing stating that the Notice was duly made upon all members of the Settlement Class in accordance with the Preliminary Approval Order.

6.  ENTRY OF FINAL JUDGMENT AND ORDER

         At or prior to the Settlement Hearing, counsel for the Parties to this Stipulation shall jointly submit to the Court a proposed Final Judgment and Order providing as follows:

     - Finding that the Stipulation and the transactions contemplated thereby are fair, adequate, and reasonable, and are in good faith and non-collusive; directing consummation of the Settlement in accordance with the terms and conditions of the Stipulation;

     - Dismissing each and every cause of action and claim set forth in the Complaint on the merits as to all Settling Defendants and with prejudice as to all Class Members, extinguishing all claims, rights, demands and causes of action that have been or might have been asserted therein and discharging the Settling Defendants therefrom;

     - Provide that pending the occurrence of the Effective Date, neither the Representative Plaintiff, nor any Class Member, either directly, representatively, derivatively or in any other capacity shall commence or prosecute any action or proceeding in any court or tribunal asserting any of the Released Claims against the Released Persons;

     - Permanently barring the Representative Plaintiff and Class Members, as well as their predecessors, successors and assigns, upon the occurrence of the Effective Date, from asserting the Released Claims against the Released Persons, and releasing the Released Persons from the Released Claims;

     - Ordering entry of a settlement contribution bar in favor of the Settling Defendants as provided in Section 3.5;

     - Reserving jurisdiction in the Court over all matters relating to the administration and consummation of this Stipulation and the Settlement provided for herein;

     - Designating and approving Metretek as the "administrator" of the Settlement Fund as such term is used in Treasury
       Regulation ss.1.468B-2(k)(3); and

     - Ordering and approving the establishment and funding of the Settlement Fund as provided in Treasury Regulation ss.1.468B-1(c)(1).

7.  ATTORNEYS' FEES AND REIMBURSEMENT OF EXPENSES

         7.1 No fees or reimbursements shall be sought by the Settling Parties against each other. Each side agrees to bear its own attorneys' fees, costs and expenses.

         7.2 Class Counsel may submit an application or applications for: (i) an award of attorneys' fees; plus (ii) reimbursement of all expenses and costs, to be paid from the Settlement Fund, as may be awarded by the Court.

         7.3 The attorneys' fees, expenses and costs, including the fees of experts and consultants, as awarded by the Court, shall be paid as set forth by the Court in the award and such funds shall be transferred to Lead Counsel from the Settlement Fund, within the later of (a) three (3) business days after the Court executes an order awarding such fees and expenses and (b) the establishment of the Settlement Fund.

         7.4 The Settling Defendants agree to take no position on the issue of attorneys' fees and reimbursement of expenses by Class Members out of the Settlement Fund.

         7.5 The procedure for, and the allowance or disallowance by the Court of, any application(s) by Class Counsel for an award of attorneys' fees and/or reimbursement of reasonable expenses are not a part of the Settlement set forth in this Stipulation and are to be considered by the Court separately from the Court's consideration of the fairness, justness, reasonableness, adequacy, good faith and non-collusiveness of the Settlement, and any order or proceeding relating to any such fee and/or expense application or procedure, or any appeal from any order relating thereto or reversal or modification thereof, shall not operate to terminate or cancel this Stipulation or affect or delay the finality of the Final Judgment and Order approving this Stipulation and the Settlement.

8.  CONDITIONS OF SETTLEMENT, EFFECT OF DISAPPROVAL, CANCELLATION OR TERMINATION

         8.1 The Effective Date of the Stipulation shall be conditioned on the occurrence of all of the following events:

         (a) The Court has entered a judgment in the Interpleader Action in favor of the Metretek Defendants and the judgment has become Final;

         (b) Gulf has paid to Metretek or into the Settlement Fund, whether directly, through the Interpleader Account, through the Escrow Account or otherwise, the sum of at least $2,375,000 in Insurance Proceeds from the Insurance Policy on behalf of the Settling Defendants, which Insurance Proceeds shall not be subject to any further claims by any other Person, provided, however, that Metretek shall have the right, in its sole discretion, but not the obligation to waive such condition if Gulf pays a lesser amount of proceeds from the Insurance Policy on behalf of the Settling Defendants that Metretek, in its sole discretion, deems acceptable;

         (c) The Court has entered the Preliminary Approval Order, as required above;

         (d) The Court has entered the Final Judgment and Order, as required above; and

         (e) The Final Judgment and Order has become Final.

         8.2 If all of the conditions specified herein are not met, then the Stipulation shall be canceled and terminated unless Class Counsel and counsel for Settling Defendants mutually agree in writing to proceed with the Stipulation.

         8.3 In the event that this Stipulation is terminated pursuant to the terms herein, the following shall occur:

     - all parties shall stand in the same position, without prejudice, as if this Stipulation had not been made and submitted to the Court for its consideration and approval;

     - neither this Stipulation, nor the Preliminary Approval Order, nor the Final Judgment and Order, nor any documents or oral representations relating to any of the foregoing, shall be offered as evidence relating to the merits or legal sufficiency of the allegations in the Class Action; and

     - no right, claim, obligation, liability, or defense of any person affected by the termination shall arise from or be affected by the negotiation or execution of this Stipulation.

     - in the event termination is due to the failure of the Court to include the contribution bar order in the Final Judgment and Order as set forth in Section 3.5 and Metretek's failure to waive this condition in writing within 5 business days after the date the Judgment is entered by the Court, then Metretek shall pay the sum of $200,000 into the Court within 60 days for the benefit of the Class.

9.   MISCELLANEOUS PROVISIONS

         9.1 The Settling Parties (a) acknowledge that it is their intent to consummate the terms and conditions, and the transactions and actions contemplated by the Stipulation; and (b) agree to cooperate to the extent necessary to effectuate and implement all terms and conditions of the Stipulation and to exercise their best efforts to accomplish the foregoing terms and conditions of the Stipulation.

         9.2 Settling Parties agree that the terms of the Settlement reflect a good faith Settlement of Representative Plaintiff's and the Class' claims, reached voluntarily after consultation with experienced legal counsel. The Stipulation and Settlement may be used in such proceedings as may be necessary to consummate or enforce the Stipulation, the Settlement or the Judgment, and Settling Defendants may file the Stipulation and/or the Judgment in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, release, good faith settlement, judgment bar or reduction or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.

         9.3 All of the Exhibits to the Stipulation are material and integral parts hereof and are fully incorporated herein by this reference.

         9.4 The Stipulation may be amended or modified only by a written instrument signed by or on behalf of all Settling Parties or their successors-in-interest.

         9.5 The Stipulation and the Exhibits attached hereto constitute the entire agreement among the parties hereto and no representations, warranties or inducements have been made to any party concerning the Stipulation or its Exhibits other than the representations, warranties and covenants contained and memorialized in such documents. Except as otherwise provided herein, each party shall bear its own costs.

         9.6 Each counsel or other Person executing the Stipulation or any of its Exhibits on behalf of any party hereto hereby warrants that such person has the full authority to do so.

         9.7 The Stipulation may be executed in one or more counterparts. All executed counterparts and each of them shall be deemed to be one and the same instrument. Counsel for the parties to the Stipulation shall exchange among themselves original signed counterparts and a complete set of original executed counterparts shall be filed with the Court.

         9.8 The Stipulation shall be binding upon, and inure to the benefit of, the successors and assigns of the parties hereto.

         9.9 The Court shall retain jurisdiction with respect to implementation and enforcement of the terms of the Stipulation, and all parties hereto submit to the jurisdiction of the Court for purposes of implementing and enforcing the settlement embodied in the Stipulation.

         9.10 The undersigned agree that no single Party shall be deemed to have drafted this Stipulation or any portion thereof. This Stipulation is the product of the collaborative effort of the undersigned counsel.

         9.11 The Stipulation and the Exhibits hereto shall be considered to have been negotiated, executed and delivered, and to be wholly performed, in the State of Colorado, and the rights and obligations of the parties to the Stipulation shall be construed and enforced in accordance with, and governed by, the internal, substantive laws of the State of Colorado without giving effect to that State's choice of law principles.

         9.12 The captions contained in this Stipulation are inserted only as a matter of convenience and in no way define, limit, extend, or describe the scope of this Stipulation or the intent of its provisions.

         9.13 This Stipulation of Settlement is a compromise disposition of controverted claims. No consideration for this Stipulation, and nothing contained in this Stipulation shall be construed as an admission of any liability or any lack of merit to the claims asserted by or on behalf of any of the Settling Parties or their attorneys.

         IN WITNESS WHEREOF, the parties hereto have caused the Stipulation to be executed, by their duly authorized attorneys, as of March 26, 2003.

ATTORNEYS FOR CLASS                         ATTORNEYS FOR METRETEK
                                            DEFENDANTS



/s/ Vincent T. Gresham                      /s/ Barbara A. Grandjean
---------------------------                 ---------------------------
Vincent T. Gresham                          Jeffrey A. Chase
Georgia Bar No. 005920                      Reg. No. 5203
Robert R. Elarbee                           Barbara A. Grandjean
Georgia Bar No. 242825                      Reg. No. 23202
Law Offices of Vincent T. Gresham           Jacobs Chase Frick Kleinkopf
                                            & Kelley, LLC

3312 Piedmont Road, Suite 317               1050 17th Street, Suite 1500
Atlanta, Georgia  30305                     Denver, Colorado  80265
(404) 467-1388                              (303) 685-4800
(404) 467-4328 fax                          (303) 685-4869 fax
                                            bgrandjean@jcfkk.com


Albert H. Parnell
Georgia Bar No. 564400
Hawkins & Parnell, LLP
303 Peachtree Street, N.E., Suite 4000
Atlanta, Georgia  30308-3242
(404) 614-7400

David von Gunten
Reg. No. 17096
Treece, Alfrey, Musat & Bosworth, P.C.
999 Eighteenth Street, Suite 1600
Denver, Colorado  80202-2406
(303) 292-2700
(303) 295-0414 fax
Dcvg@tamblaw.com

                                    EXHIBIT A
                         NON-NEGOTIABLE PROMISSORY NOTE


$3,000,000                                                      Denver, Colorado
                                                                 _________, 2003

         For value received, the undersigned, METRETEK TECHNOLOGIES, INC., a Delaware corporation (the "Maker"), hereby promises to [THE HEINS SETTLEMENT FUND] (the "Fund"), at __________________, or at any other place designated at any time by the holder hereof, in lawful money of the United States of America and in immediately available funds, the principal sum of Three Million Dollars ($3,000,000), together with interest on the principal amount hereunder remaining unpaid from time to time, computed on the basis of the actual number of days elapsed and a 360-day year, from the date hereof until this Note is fully paid at the initial rate of ______ percent (__%) which is the current rate set forth in the Wall Street Journal as the "prime rate" of interest, plus three percent (3%). Commencing on January 1, 2004 the interest rate under this Note shall be adjusted and shall be adjusted annually thereafter to the rate set forth in the Wall Street Journal at that time as the "prime rate" of interest, plus three percent (3%). The principal hereof and interest accruing thereon shall be due and payable as provided below.

         This Note is issued pursuant to, and in connection with the settlement of certain litigation (the "Litigation") as provided in, a Stipulation of Settlement (the "Stipulation"), dated as of March __, 2003, by and among Douglas
W. Heins, on behalf of himself and all others similarly situated, and the Maker, et al. This Note is the "Metretek Note" referred to in the Stipulation. This
Note is an obligation of the Maker, senior to Maker's obligations on the Subordinated Indebtedness (as defined below), but subordinate to the Guarantor's obligations on the Senior Lender Indebtedness (as defined in the Guaranty). The obligations of the Maker under this Note have been guaranteed by the subsidiaries of the Maker.

         The principal sum of this Note shall be due and payable in sixteen (16) quarterly payments, each consisting of $187,500 repayment of principal plus accrued and unpaid interest on this Note through the due date of such payment, commencing on the first day of the month which is six (6) months after the date hereof, and continuing on the first day of each third month thereafter until paid in full; provided that the Maker shall have a grace period of fifteen (15) business days from the due date for making a payment required hereunder. The Maker's obligations arising under this Note (the "Obligations") shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Note, under all circumstances whatsoever.

         The Maker shall have the right to prepay the outstanding principal sum of this Note, in whole at any time or in part from time to time, without premium or penalty, and without prior notice. In addition, this Note will be deemed to have been prepaid, in whole or in part, by certain "Prepayment Amounts" as provided in the Stipulation.

         The obligations of the Maker under that certain Credit and Security Agreement, dated as of September 24, 2001, as supplemented and amended, by and between Wells Fargo Business

Credit, Inc., a Minnesota corporation (the "Lender") and Southern Flow Companies, Inc., a wholly-owned subsidiary of the Maker, and the loan documents and instruments related thereto executed by Maker, and under that certain Credit and Security Agreement, dated as of September 6, 2002, as supplemented and amended, by and between the Lender and Metretek, Incorporated, a wholly-owned subsidiary of the Maker, and the loan documents and instruments related thereto executed by Maker, as well each and every debt, liability and obligation of every type and description which the Maker may now or at any time hereafter owe to the Lender, whether such debt, liability or obligation now exists or is hereafter created or incurred, and whether it is or may be direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, or joint, several or joint and several, all interest thereon, and all fees, costs and other charges related thereto (including all interest, fees, costs and other charges accruing after the commencement of any case, proceeding or other action relating to the bankruptcy insolvency or reorganization of the Maker, whether or not allowed in such proceeding or other action), all renewals, extensions and modifications thereof and any notes issued in whole or partial substitution therefore (the "Subordinated Indebtedness") are hereby expressly subordinated to the payment in full by the Maker to the Fund of all indebtedness represented by this Note, including all interest hereon, and all fees, costs and other charges related hereto (including all interest, fees, costs and other charges accruing after the commencement of any case, proceeding or other action relating to the bankruptcy insolvency or reorganization of the Maker, whether or not allowed in such proceeding or other action) (the "Senior Indebtedness"). In addition, the security interest and lien of the Lender in the "Metretek Claims" or in the "Prepayment Amounts" (as such terms are defined in the Stipulation), including all proceeds thereof, is hereby expressly subordinated to the payment in full to the Fund of the Senior Indebtedness.

         Each of the following occurrences shall constitute an event of default under this Note (herein called "Event of Default"): (a) the Maker shall fail to pay any or all of the Obligations under this Note within 10 business days of the due date; (b) the Maker shall fail to observe or perform any material covenant or agreement herein binding on it, which failure continues for 10 business days after notice thereof is received by the Maker; (c) the Maker or any "WF Guarantor" (as such term is defined below) shall be or become insolvent, or admit in writing its or his inability to pay its or his debts as they mature, or make an assignment for the benefit of creditors; or the Maker or any WF Guarantor shall apply for or consent to the appointment of any receiver, trustee, or similar officer for it or him or for all or any substantial part of its or his property; or such receiver, trustee or similar officer shall be appointed without the application or consent of the Maker or such WF Guarantor, as the case may be; or the Maker or any WF Guarantor shall institute (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to it or him under the laws of any jurisdiction; or any such proceeding shall be instituted (by petition, application or otherwise) against the Maker or any such WF Guarantor, and such proceeding remains undismissed and unstayed for a period of 60 days after the commencement thereof; or any judgment, writ, warrant of attachment or execution or similar process shall be issued or levied against a substantial part of the property of the Maker or any WF Guarantor which remains unsatisfied or undischarged and in effect for a period of 60 days after such issuance or levy without a stay of enforcement or execution; (d) any default under any bond, debenture, note or other evidence of material indebtedness of the Maker or a WF Guarantor owed to any Person (including but not limited to the Lender) other than the Fund, or under any indenture or other instrument under which any such evidence of indebtedness has been issued or by which it is governed, or under any material lease or other contract, and the expiration of the applicable period of grace, if any, specified in, or otherwise agreed by all parties to, such evidence of indebtedness, indenture, other instrument, lease or contract; provided that to the extent Maker or any Guarantor is contesting any amount owed to Scient Corporation in respect of any note payable to Scient Corporation, non-payment of such contested amount shall not be an Event of Default hereunder so long as such contest continues in good faith or to the extent that such contest is adjudicated in favor of Maker or such Guarantor; (e) a petition shall be filed by or against the Maker or any WF Guarantor under the United States Bankruptcy Code naming the Maker or such WF Guarantor as debtor if such petition has not been dismissed within 60 days of the filing of such petition against Maker or such WF Guarantor; or (f) any representation or warranty made by the Maker in this Note, by any WF Guarantor in any guaranty delivered to the Fund, or by any of the "Settling Defendants" (as described in the Stipulation) in the Stipulation shall prove to have been incorrect in any material respect as of the date of the Stipulation. As used in this Note, the term "WF Guarantor" means only the following subsidiaries of the Maker: Southern Flow Companies, Inc., Metretek, Incorporated and PowerSecure, Inc.

         Upon the occurrence of an Event of Default and at any time thereafter so long as the Event of Default is continuing, the interest rate payable under the Note shall be automatically increased by 6%. The then existing interest rate plus 6% shall be the "Default Interest Rate." Notwithstanding the foregoing, no rate change shall be put into effect which would result in a rate greater than the highest rate permitted by law. If any payments in the nature of interest, default interest and other charges made are held to be in excess of the limits imposed by any applicable usury laws, it is agreed that any such amount held to be in excess shall be considered payment of principal hereunder, and the indebtedness evidenced hereby shall be reduced by such amount so that the total liability for payments in the nature of interest, default interest and other charges shall not exceed the applicable limits imposed by any applicable usury laws, in compliance with the desires of the Maker and the Fund. This provision shall never be superseded or waived and shall control every other provision of all agreements between the Maker and the Fund.

         Upon the occurrence of an Event of Default and at any time thereafter so long as the Event of Default is continuing, in addition to the automatic increase in the interest rate to the Default Interest Rate, the Fund may exercise any one or more of the following rights and remedies: (i) declare all unmatured Obligations to be immediately due and payable, and the same shall thereupon be immediately due and payable, without presentment or other notice or demand; and (ii) exercise or enforce any or all other rights or remedies available to the Fund by law or agreement against the Maker, the Guarantors or against any other person or property, provided however, the Fund will not commence any action or proceeding against any WF Guarantor with respect to the Obligation, or join with any creditor (unless the Lender shall so join) in bringing any proceeding against any WF Guarantor under any bankruptcy, reorganization, readjustment of debt, arrangement of debt receivership, liquidation or insolvency law or statute of the federal or any state government, or exercise or enforce any right or remedy available to the Fund with respect to the Obligation, unless and until the Subordinated Indebtedness has been paid in full and the Lender has released its lien in the collateral securing the Subordinated Indebtedness.

         Until all of the Subordinated Indebtedness has been paid in full and the Lender has released its lien in the collateral securing the Subordinated Indebtedness, the Fund shall not, except after giving the Lender ten (10) business days prior written notice thereof (but shall have the right after giving such notice without the need for the Lender's consent to), demand, receive or accept any payment (whether of principal, interest or otherwise) from the Maker in respect of this Note, or exercise any right of or permit any setoff in respect of this Note, except that the Fund may accept from the Maker scheduled payments of principal and interest required to be paid under this Note and prepayments of Prepayment Amounts, so long as no default under the Subordinated Indebtedness has occurred and is continuing or will occur as a result of or immediately following any such payment.

         If the Fund receives any payment on this Note that the Fund is not entitled to receive under the provisions of this Note or any Guaranty, the Fund will hold the amount so received in trust for the Lender and will forthwith turn over such payment to the Lender in the form received (except for the endorsement of the Fund where necessary) for application to then-existing Subordinated Indebtedness (whether or not due), in such manner of application as the Lender may deem appropriate. If the Fund exercises any right of setoff which the Fund is not permitted to exercise under the provisions of this Note, the Fund will promptly pay over to the Lender, in immediately available funds, an amount equal to the amount of the claims or obligations offset. If the Fund fails to make any endorsement required under this Note, the Lender, or any of its officers or employees or agents on behalf of the Lender, is hereby irrevocably appointed as the attorney-in-fact (which appointment is coupled with an interest) for the Fund to make such endorsement in the Fund's name.

         Presentment or other demand for payment, notice of dishonor and protest are expressly waived. The Maker shall pay all costs of collection, including reasonable attorneys' fees and legal expenses if this Note or any installment due under this Note is not paid when due, whether or not legal proceedings are commenced.

         No failure or delay by the Fund in exercising any right, power or remedy under the Note or Guarantees shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy under the such documents. The remedies provided in the Note and Guarantees are cumulative and not exclusive of any remedies provided by law.

         The Maker hereby (i) consents to the personal jurisdiction of the state and federal courts located in the State of Colorado in connection with any controversy related to this Agreement; (ii) waives any argument that venue in any such forum is not convenient, (iii) agrees that any litigation initiated by the Fund or Maker in connection with this Note or the Guarantees may be venued in either the state or federal courts located in the City and County of Denver, Colorado; and (iv) agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

         This Note shall be binding upon Maker and inure to the benefit of the Fund and their respective successors and permitted assigns. Neither this Note nor any rights or obligations herein may be assigned or transferred by the Maker or the Fund without the prior written consent of the other.

         THE MAKER WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED ON OR PERTAINING TO THIS NOTE.



                                     METRETEK TECHNOLOGIES, INC.

                                     By:  ________________________________

                                     Its:  _________________________________

                                    EXHIBIT B

                         FORM OF GUARANTY BY SUBSIDIARY

         This Guaranty, dated as of _______, 2003, is made by ____________, a Delaware corporation (the "Guarantor"), for the benefit of [the Heins Settlement Fund] (the "Fund").

         Metretek Technologies, Inc. ("Maker"), a Delaware corporation and the corporate parent of Guarantor, has executed and delivered to the Fund an unsecured Non-Negotiable Promissory Note (the "Note"), of even date herewith, in the principal amount of Three Million Dollars ($3,000,000), in connection with and pursuant to the settlement of certain litigation (the "Litigation") as provided in a Stipulation of Settlement (the "Stipulation"), dated as of March __, 2003, by and among Douglas W. Heins, on behalf of himself and all others similarly situated, and the Maker, et al.

         As a condition to entering into such Stipulation of Settlement, pursuant to which a portion of the settlement payment is represented by the Note, the Fund has required the execution and delivery of this Guaranty.

         ACCORDINGLY, the Guarantor, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby agrees as follows:

         1. Definitions. All terms defined in the Stipulation that are not otherwise defined herein shall have the meanings given them in the Stipulation.

         2. Indebtedness Guaranteed. The Guarantor hereby absolutely and unconditionally guarantees to the Fund the full and prompt payment when due, whether at maturity or earlier by reason of acceleration or otherwise, of the indebtedness of the Maker under the Note (the "Indebtedness").

         3. Guarantor's Representations and Warranties. The Guarantor represents and warrants to the Fund that (i) the Guarantor is a corporation, duly organized and existing in good standing and has full power and authority to make and deliver this Guaranty; (ii) the execution, delivery and performance of this Guaranty by the Guarantor have been duly authorized by all necessary action of its directors and stockholders and do not and will not violate the provisions of, or constitute a default under, any presently applicable law or its constituent documents or any agreement presently binding on it; (iii) this Guaranty has been duly executed and delivered by the authorized officers of the Guarantor and constitutes its lawful, binding and legally enforceable obligation; and (iv) the authorization, execution, delivery and performance of this Guaranty do not require notification to, registration with, or consent or approval by, any federal, state or local regulatory body or administrative agency. The Guarantor represents and warrants to the Fund that the Guarantor has a direct and substantial economic interest in the Maker and expects to derive substantial benefits therefrom and from the settlement of the Litigation against Maker pursuant to the terms of the Stipulation which settlement resulted in the creation of the Indebtedness guarantied hereby, and that this Guaranty is given for a corporate purpose. The Guarantor agrees to rely exclusively on the right to revoke this Guaranty prospectively as to future transactions, in accordance with paragraph 4, if at any time, in the opinion of the directors or officers, the benefits then being received by the Guarantor in connection with this Guaranty are not sufficient to warrant the continuance of this Guaranty as to the future Indebtedness of the Maker. Accordingly, so long as this Guaranty is not revoked prospectively in accordance with paragraph 4, the Fund may rely conclusively on a continuing warranty, hereby made, that the Guarantor continues to be benefited by this Guaranty and the Fund shall have no duty to inquire into or confirm the receipt of any such benefits, and this Guaranty shall be effective and enforceable by the Fund without regard to the receipt, nature or value of any such benefits.

         4. Unconditional Nature. No act or thing need occur to establish the Guarantor's liability hereunder, and no act or thing, except full payment and discharge of all of the Indebtedness, shall in any way exonerate the Guarantor hereunder or modify, reduce, limit or release the Guarantor's liability hereunder. This is an absolute, unconditional and continuing guaranty of payment of the Indebtedness and shall continue to be in force and be binding upon the Guarantor, whether or not all of the Indebtedness is paid in full. Notwithstanding the foregoing, this Guaranty shall terminate upon the satisfaction in full of the Indebtedness.

         5. Dissolution or Insolvency of Guarantor. The dissolution or adjudication of bankruptcy of the Guarantor shall not revoke this Guaranty, except upon actual receipt of written notice thereof by the Fund and only prospectively, as to future transactions, as herein set forth. [If the Guarantor shall be dissolved or shall be or become insolvent (however defined), then the Fund shall have the right to declare immediately due and payable, and the Guarantor will forthwith pay to the Fund, subject to the provisions of paragraph 14 below, the full amount of all of the Indebtedness whether due and payable or unmatured. If the Guarantor voluntarily commences or there is commenced involuntarily against the Guarantor a case under the United States Bankruptcy Code, the full amount of all Indebtedness, whether due and payable or unmatured, shall be immediately due and payable without demand or notice thereof.] [THE BRACKETED LANGUAGE SHALL ONLY BE INCLUDED IN GUARANTEES BY "WF GUARANTORS" (AS DEFINED IN THE NOTE)]

         6. Enforcement Expenses. The Guarantor will pay or reimburse the Fund for all reasonable costs, expenses and attorneys' fees paid or incurred by the Fund in endeavoring to collect and enforce the Indebtedness and enforcing this Guaranty after an "Event of Default" shall have occurred under the Note (the "Enforcement Expenses"), subject to the provisions of Section 13 below.

         7. Fund's Rights. The Fund shall not be obligated by reason of its acceptance of this Guaranty to engage in any transactions with or for the Maker. Whether or not any existing relationship between the Guarantor and the Maker has been changed or ended and whether or not this Guaranty has been revoked, the Fund may enter into transactions resulting in the creation or continuance of the Indebtedness and may otherwise agree, consent to or suffer the creation or continuance of any of the Indebtedness, without any consent or approval by the Guarantor and without any prior or subsequent notice to the Guarantor. The Guarantor's liability shall not be affected or impaired by any of the following acts or things (which the Fund is expressly authorized to do, omit or suffer from time to time, both before and after revocation of this Guaranty, without consent or approval by or notice to the Guarantor): (i) any acceptance of collateral security, guarantors, accommodation parties or sureties for any or all of the Indebtedness; (ii) one or more extensions or renewals of the Indebtedness (whether or not for longer than the original period) or any modification of the interest rates, maturities, if any, or other contractual terms applicable to any of the Indebtedness or any amendment or modification of any of the terms or provisions of any loan agreement or other agreement under which the Indebtedness or any part thereof arose; (iii) any waiver or indulgence granted to the Maker, any delay or lack of diligence in the enforcement of the Indebtedness or any failure to institute proceedings, file a claim, give any required notices or otherwise protect any of the Indebtedness; (iv) any full or partial release of, compromise or settlement with, or agreement not to sue, the Maker or any guarantor or other person liable in respect of any of the Indebtedness; (v) any release, surrender, cancellation or other discharge of any evidence of the Indebtedness or the acceptance of any instrument in renewal or substitution therefor; (vi) any failure to obtain collateral security (including rights of setoff) for the Indebtedness, or to see to the proper or sufficient creation and perfection thereof, or to establish the priority thereof, or to preserve, protect, insure, care for, exercise or enforce any collateral security; or any modification, alteration, substitution, exchange, surrender, cancellation, termination, release or other change, impairment, limitation, loss or discharge of any collateral security; (vii) any collection, sale, lease or disposition of, or any other foreclosure or enforcement of or realization on, any collateral security; (viii) any assignment, pledge or other transfer of any of the Indebtedness or any evidence thereof; (ix) any manner, order or method of application of any payments or credits upon the Indebtedness; and (x) any election by the Fund under Section 1111(b) of the United States Bankruptcy Code. The Guarantor waives any and all defenses and discharges available to a surety, guarantor or accommodation co-obligor.

         8. Waivers by Guarantor. The Guarantor waives any and all defenses, claims, setoffs and discharges of the Maker, or any other obligor, pertaining to the Indebtedness, except the defense of discharge by payment in full. Without limiting the generality of the foregoing, the Guarantor will not assert, plead or enforce against the Fund any defense of waiver, release, discharge or disallowance in bankruptcy, statute of limitations, res judicata, statute of frauds, anti-deficiency statute, fraud, incapacity, minority, usury, illegality or unenforceability which may be available to the Maker or any other person liable in respect of any of the Indebtedness, or any setoff available against the Fund to the Maker or any other such person, whether or not on account of a related transaction. The Guarantor expressly agrees that the Guarantor shall be and remain liable for any deficiency remaining after foreclosure of any mortgage or security interest securing the Indebtedness, whether or not the liability of the Maker or any other obligor for such deficiency is discharged pursuant to statute or judicial decision. The liability of the Guarantor shall not be affected or impaired by any voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all of the assets, marshalling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar event or proceeding affecting, the Maker or any of its assets. The Guarantor will not assert, plead or enforce against the Fund any claim, defense or setoff available to the Guarantor against the Maker. The Guarantor waives presentment, demand for payment, notice of dishonor or nonpayment and protest of any instrument evidencing the Indebtedness. The Fund shall not be required first to resort for payment of the Indebtedness to the Maker or other persons, or their properties, or first to enforce, realize upon or exhaust any collateral security for the Indebtedness, before enforcing this Guaranty.

         9. If Payments Set Aside, etc. If any payment applied by the Fund to the Indebtedness is thereafter set aside, recovered, rescinded or required to be returned for any reason (including, without limitation, the bankruptcy, insolvency or reorganization of the Maker or any other obligor), the Indebtedness to which such payment was applied shall for the purpose of this Guaranty be deemed to have continued in existence, notwithstanding such application, and this Guaranty shall be enforceable as to such Indebtedness as fully as if such application had never been made.

         10. Additional Obligation of Guarantor. The Guarantor's liability under this Guaranty is in addition to and shall be cumulative with all other liabilities of the Guarantor to the Fund as guarantor, surety, endorser, accommodation co-obligor or otherwise of any of the Indebtedness or obligation of the Maker, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

         11. No Duties Owed by Fund. The Guarantor acknowledges and agrees that the Fund (i) has not made any representations or warranties with respect to, (ii) does not assume any responsibility to the Guarantor for, and (iii) has no duty to provide information to the Guarantor regarding, the enforceability of any of the Indebtedness or the financial condition of the Maker or any guarantor. The Guarantor has independently determined the creditworthiness of the Maker and the enforceability of the Indebtedness and until the Indebtedness is paid in full will independently and without reliance on the Fund continue to make such determinations.

         12. Miscellaneous. This Guaranty shall be effective upon delivery to the Fund, without further act, condition or acceptance by the Fund, shall be binding upon the Guarantor and the successors and assigns of the Guarantor and shall inure to the benefit of the Fund and its participants, successors and assigns. Any invalidity or unenforceability of any provision or application of this Guaranty shall not affect other lawful provisions and application thereof, and to this end the provisions of this Guaranty are declared to be severable. This Guaranty may not be waived, modified, amended, terminated, released or otherwise changed except by a writing signed by the Guarantor and the Fund. This Guaranty shall be governed by and construed in accordance with the substantive laws (other than conflict laws) of the State of Colorado. The Guarantor hereby
(i) consents to the personal jurisdiction of the state and federal courts located in the State of Colorado in connection with any controversy related to this Guaranty; (ii) waives any argument that venue in any such forum is not convenient, (iii) agrees that any litigation initiated by the Fund or the Guarantor in connection with this Guaranty may be venued in either the state or federal courts located in the City and County of Denver, Colorado; and (iv) agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

         13. Subordination. The obligations of the Guarantor with respect to the payment of all indebtedness represented by the Note and this Guaranty (the "Subordinated Indebtedness") is hereby expressly subordinated to the payment in full to Wells Fargo Business Credit, Inc., a Minnesota corporation (the "Senior Lender"), of the obligations of the Guarantor under that certain Credit and Security Agreement, dated as of September 24, 2001, as supplemented and amended, by and between the Senior Lender and Southern Flow Companies, Inc., and the loan documents and instruments related thereto executed by the Guarantor, and under that certain Credit and Security Agreement, dated as of September 6, 2002, as supplemented and amended, by and between the Senior Lender and Metretek, Incorporated, and the loan documents and instruments related thereto executed by the Guarantor, as well each and every debt, liability and obligation of every type and description which the Guarantor may now or at any time hereafter owe to the Senior Lender, whether such debt, liability or obligation now exists or is hereafter created or incurred, and whether it is or may be direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, or joint, several or joint and several, all interest thereon, and all fees, costs and other charges related thereto (including all interest, fees, costs and other charges accruing after the commencement of any case, proceeding or other action relating to the bankruptcy insolvency or reorganization of the Guarantor, whether or not allowed in such proceeding or other action), all renewals, extensions and modifications thereof and any notes issued in whole or partial substitution therefore (the "Senior Lender Indebtedness"), provided that the amount of Senior Lender Indebtedness shall not exceed $3,260,000 in the aggregate. In addition, the Senior Lender shall hold a first priority security interest and lien in all collateral now or hereafter securing payment of the Senior Lender Indebtedness, including all proceeds thereof (the "Collateral"), and any lien claimed therein by the Fund shall be and remain fully subordinate for all purposes to the lien of the Senior Lender for all purposes whatsoever. The Subordinated Indebtedness shall continue to be subordinated to the Senior Lender Indebtedness even if the Senior Lender Indebtedness is subordinated, avoided or disallowed under the United States Bankruptcy Code or other applicable law.

         14. Payments. Until all of the Senior Lender Indebtedness has been paid in full and the Senior Lender has released its lien in the Collateral, the Fund shall not, without the Senior Lender's prior written consent, demand, receive or accept any payment (whether of principal, interest or otherwise) from the Guarantor in respect of this Guaranty, or exercise any right of or permit any setoff in respect of the Guaranty. [THE FOREGOING PROVISION ONLY APPLIES IN THE GUARANTEES BY THE WF GUARANTORS. THE FOLLOWING PROVISION SHALL BE INCLUDED IN ALL OTHER GUARANTEES: Until all of the Senior Lender Indebtedness has been paid in full and the Senior Lender has released its lien in the Collateral, the Fund shall not, except after giving ten (10) business days prior written notice to the Senior Lender, (but shall have the right after giving such notice without the need for the Senior Lender's consent to), demand, receive or accept any payment (whether of principal, interest or otherwise) from the Guarantor in respect of this Guaranty, or exercise any right of or permit any setoff in respect of the Guaranty.]

         15. Receipt of Prohibited Payments. If the Fund receives any payment on the Note that the Fund is not entitled to receive under the provisions of this Guaranty, the Fund will hold the amount so received in trust for the Senior Lender and will forthwith turn over such payment to the Senior Lender in the form received (except for the endorsement of the Fund where necessary) for application to then-existing Senior Lender Indebtedness (whether or not due), in such manner of application as the Senior Lender may deem appropriate. If the Fund exercises any right of setoff which the Fund is not permitted to exercise under the provisions of this Guaranty, the Fund will promptly pay over to the Senior Lender, in immediately available funds, an amount equal to the amount of the claims or obligations offset. If the Fund fails to make any endorsement required under this Guaranty, the Senior Lender, or any of its officers or employees or agents on behalf of the Senior Lender, is hereby irrevocably appointed as the attorney-in-fact (which appointment is coupled with an interest) for the Fund to make such endorsement in the Fund's name.

THE GUARANTOR HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF, BASED ON OR PERTAINING TO THIS GUARANTY.

         IN WITNESS WHEREOF, this Guaranty has been duly executed by the Guarantor the date first written above.

                                     [NAME OF GUARANTOR SUBSIDIARY]


                                     By:
                                         --------------------------------------

                                     Its:
                                           ------------------------------------




STATE OF COLORADO                   )
                                    ) ss.
CITY AND COUNTY OF DENVER           )

                  The foregoing instrument was acknowledged before me this ___ day of ______________, 2003, by [name of individual], the [title] of [Guarantor], a Delaware corporation, on behalf of the corporation.


                                     ------------------------------------------
                                     Notary Public